UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: June 15, 2010 (Date of earliest event reported:  June 9, 2010)

RBC BEARINGS INCORPORATED
 (Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center
 Oxford, CT 06478
 (Address of principal executive offices) (Zip Code)

(203) 267-7001
 (Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

a)  On June 9, 2010, the Audit Committee of the Board of Directors of RBC Bearings Incorporated (the "Registrant") dismissed Ernst & Young LLP as the Registrant's independent registered public accounting firm.

The audit reports of Ernst & Young LLP on the consolidated financial statements of the Registrant as of and for the fiscal years ended April 3, 2010 and March 28, 2009 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Registrant's fiscal years ended April 3, 2010 and March 28, 2009 and through June 9, 2010, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference thereto in its reports on the financial statements of the Registrant for such years.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred within the Registrant's fiscal years ended April 3, 2010 and March 28, 2009 or through June 9, 2010.

The Registrant provided Ernst & Young LLP with a copy of the foregoing disclosures and requested Ernst & Young LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP agrees with the foregoing statements made by the Registrant and, if not, stating the respects in which it does not agree. A copy of the letter, dated June 10, 2010, furnished by Ernst & Young LLP is filed as Exhibit 16.1 to this current report on Form 8-K.

b)  On June 10, 2010, the Audit Committee of the Board of Directors of the Registrant engaged PricewaterhouseCoopers LLP as the Registrant's new independent registered public accounting firm. During the Registrant's fiscal years ended April 3, 2010 and March 28, 2009 and through June 10, 2010, neither the Registrant nor anyone on the Registrant's behalf consulted PricewaterhouseCoopers LLP regarding any of the matters referred to in Item 304(a)(2)(i) and (ii)  of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

16.1	Letter to the Securities and Exchange Commission, dated June 10, 2010, from Ernst & Young LLP

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 15, 2010

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: General Counsel & Secretary